UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 8, 2013, NBT Bancorp Inc. (“NBT”) completed its previously announced acquisition of Alliance Financial Corporation, a New York corporation (“Alliance”), pursuant to an Agreement and Plan of Merger, dated as of October 7, 2012 (the “Merger Agreement”), by and between NBT and Alliance. Under the terms of the Merger Agreement, Alliance merged with and into NBT (the “Merger”), with NBT being the surviving corporation of the Merger. Additionally, Alliance Bank, N.A., a wholly owned subsidiary of Alliance, merged with and into NBT Bank, N.A., a wholly owned subsidiary of NBT (“NBT Bank”), with NBT Bank continuing as the surviving entity.

As a result of the Merger, for each share of Alliance common stock, Alliance shareholders are entitled to receive 2.1779 shares of the common stock of NBT and cash in lieu of any fractional share. The total consideration payable to Alliance shareholders is approximately 10,346,911 shares of NBT common stock, valued at $218.3 million based on the March 7, 2013, closing price of $21.10 per share of NBT common stock.

On October 7, 2012, Jack H. Webb entered into an employment agreement with NBT (the “Employment Agreement”), which became effective upon completion of the Merger, pursuant to which Mr. Webb will serve as Executive Vice President, Strategic Support for NBT following the Merger. A description of the Employment Agreement was included in Item 1.01 of NBT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2012, and is incorporated herein by reference.

Later this month, NBT will expand the size of its board of directors by three seats and designate Mr. Webb and two other members of Alliance’s board of directors to serve on NBT’s board of directors. The designees to NBT’s board of directors will also be appointed to the board of directors of NBT Bank.

The foregoing description of the Merger, the Merger Agreement and the Employment Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to NBT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2012, and is incorporated herein by reference, and the Employment Agreement, which was attached as Exhibit 10.28 to NBT’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013, and is incorporated herein by reference.

A copy of NBT’s press release dated March 7, 2013, announcing the shareholder approval of the merger by NBT and Alliance stockholders and the press release dated March 8, 2013, announcing the completion of the Merger are attached hereto as Exhibits 99.1 and 99.2, respectively.

Disclosures About Forward Looking Statements

Certain statements contained in this filing contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of NBT, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions. Because these statements reflect NBT’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Many of these factors are beyond NBT’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, the satisfaction of various other conditions to the closing of the merger, and other factors including those detailed from time to time in NBT’s periodic reports filed with the SEC, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, particularly the discussion under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2012, which have been filed with the SEC. The forward-looking statements in this filing are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause NBT’s actual results to differ materially from expected and historical results. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. NBT assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information.

The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 7, 2012, by and between NBT Bancorp Inc. and Alliance Financial Corporation (filed as Exhibit 2.1 to NBT’s Current Report on Form 8-K filed on October 9, 2012, and incorporated herein by reference).

10.2	Employment Agreement dated as of October 7, 2012, by and between NBT Bancorp Inc. and Jack H. Webb (filed as Exhibit 10.28 to NBT’s Annual Report on Form 10-K filed on March 1, 2013, and incorporated herein by reference).

99.1	Press release, dated March 7, 2013.

99.2	Press release, dated March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: March 8, 2013	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 7, 2012, by and between NBT Bancorp Inc. and Alliance Financial Corporation (filed as Exhibit 2.1 to NBT’s Current Report on Form 8-K filed on October 9, 2012, and incorporated herein by reference).

10.2	Employment Agreement dated October 7, 2012, between NBT Bancorp Inc. and Jack H. Webb (filed as Exhibit 10.28 to NBT’s Annual Report on Form 10-K filed on March 1, 2013, and incorporated herein by reference).

99.1	Press release, dated March 7, 2013.

99.2	Press release, dated March 8, 2013.